Exhibit 4.3

OFFICER’S CERTIFICATE PURSUANT TO

SECTIONS 3.01 AND 3.03 OF THE INDENTURE IDENTIFIED BELOW

The undersigned officer of Exxon Mobil Corporation (the “Company”), acting pursuant to authorization contained in resolutions of the Board of Directors of the Company duly adopted on January 28, 2025, does hereby authorize, adopt and approve the following terms for a series of the Company’s debt securities designated as “Floating Rate Notes due 2075” (the “Notes”), to be issued under an indenture dated as of March 20, 2014 (the “Base Indenture”), as amended and supplemented by a first supplemental indenture dated as of June 26, 2020 (together with the Base Indenture, as further amended, supplemented or otherwise modified, the “Indenture”), each between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), which Notes have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (No. 333-270460) under the Securities Act of 1933, as amended. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

I. The Notes are entitled “Floating Rate Notes due 2075.”

II. The Notes are limited in aggregate principal amount to U.S. $111,949,000, subject to (i) the Company’s right from time to time, without giving notice to or seeking the consent of the Holders of the Notes, to issue an unlimited amount of additional securities having the same ranking and the same interest rate, maturity and other terms as the Notes other than issue date, issue price and the payment of interest accruing prior to the issue date of the additional securities (such additional securities having such similar terms, together with the Notes, constituting a single series of securities under the Indenture); provided that if such additional securities are not fungible with the then-outstanding Notes for U.S. federal income tax purposes, the additional securities shall have a separate CUSIP, ISIN or other identifying number, as applicable, and (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to the provisions of the Indenture.

III. The Notes shall mature on November 12, 2075, subject to the provisions of the Indenture and this Officer’s Certificate relating to acceleration and subject to the provisions of the Indenture and this Officer’s Certificate relating to optional redemption, repayment and shortened maturity date.

A “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City (or other Place of Payment specified pursuant to the Indenture) are authorized or obligated by law or executive order to close.

IV. Interest on the Notes

The Notes shall bear interest at a floating rate per annum equal to Compounded SOFR (as defined herein) minus 0.450% (negative 0.450%, the “Margin”) payable quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on February 12, 2026, to the persons in whose names such Notes were registered at the close of business on the immediately preceding January 28, April 27, July 28 and October 28, respectively (whether or not a Business Day).

Interest on the Notes shall be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined herein). If any Interest Payment Date falls on a day that is not a Business Day, the Company shall make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the maturity date, a redemption date or a repayment date) the Company shall make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest shall accrue as a result of the delay in payment. If the maturity date, a redemption date or a repayment date of the Notes falls on a day that is not a Business Day, the payment due on such date shall be postponed to the next succeeding Business Day, and no further interest shall accrue in respect of such postponement.

On each Interest Payment Determination Date (as defined herein) relating to the applicable Interest Payment Date, the Calculation Agent shall calculate the amount of accrued interest payable on the Notes by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event shall the interest rate on the Notes be less than zero.

The term “interest period,” with respect to the Notes, means (i) the period from and including any Interest Payment Date (or, with respect to the initial interest period only, from and including November 12, 2025) to but excluding the next succeeding Interest Payment Date, (ii) in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the maturity date to but excluding the maturity date, or (iii) in the event of any redemption or repayment of the Notes, the period from and including the Interest Payment Date immediately preceding the applicable redemption or repayment date to but excluding such date.

Compounded SOFR

“Compounded SOFR” shall be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on November 7, 2025;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final interest period, relating to the maturity date, or in the case of a redemption or repayment of the Notes, relating to the applicable redemption or repayment date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR:

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Interest Payment Date (or, in the final interest period, before the maturity date or, in the case of a redemption or repayment of the Notes, before the applicable redemption or repayment date).

“Observation Period” means, in respect of each interest period, the period from and including the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to but excluding the date that is two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period (or, in the final interest period, preceding the maturity date or, in the case of a redemption or repayment of the Notes, preceding the applicable redemption or repayment date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day, the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that if a SOFR Index value does not so appear as specified above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below, or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Notes, if the Company (or its designee) determines on or prior to the relevant Reference Time (as defined herein) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” shall thereafter apply to all determinations of the rate of interest payable on the Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Notes shall be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR averages, and definitions required for such formula, published on the SOFR Administrator’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Company (or its designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark (as defined herein) on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its designee) shall have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its designee) pursuant to the benchmark replacement provisions described in this subsection “—Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, shall be made in the Company’s (or its designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the Holders of the Notes or any other party.

Certain Defined Terms. As used herein, the following terms have the following meanings:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its designee) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin specified herein and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company (or its designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the Holders of the Notes. So long as Compounded SOFR is required to be determined with respect to the Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish Compounded SOFR for any interest period, or the Company proposes to remove such Calculation Agent, the Company shall appoint another Calculation Agent.

V. Principal and interest on the Notes shall be payable, and the Notes may be surrendered for registration of transfer or exchange, at the office or agency of the Company maintained for that purpose, pursuant to the Indenture, which shall initially be the Corporate Trust Office of the Trustee located at 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt.

The Company, by or through the Trustee, may at its option pay interest by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payments in connection with Global Securities to The Depository Trust Company (“DTC”) shall be made by wire transfer of immediately available funds to the account of DTC or its nominee.

VI. Any or all of the Notes may be redeemed at the Company’s option at any time or from time to time, in amounts of $1,000 or any multiple of $1,000 in excess thereof, at the following redemption prices (in each case expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on November 12 as set forth below:

Twelve-month period beginning on	Redemption price
November 12, 2055	105.000%
November 12, 2056	104.500%
November 12, 2057	104.000%
November 12, 2058	103.500%
November 12, 2059	103.000%
November 12, 2060	102.500%
November 12, 2061	102.000%
November 12, 2062	101.500%
November 12, 2063	101.000%
November 12, 2064	100.500%
November 12, 2065	100.000%

and thereafter at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.

The Company shall send notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered Holder of the Notes to be redeemed, with such notice to be sent in accordance with the provisions of the Indenture. Once notice of redemption is sent, the Notes called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, subject to any conditions precedent specified in such notice.

On and after the redemption date, interest shall cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company shall deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee pro rata, by lot, or by such other method the Trustee deems to be fair and appropriate, in each case in accordance with the applicable procedures of DTC.

VII. The Notes shall be repayable at the option of a Holder of the Notes, in whole or in part, on the repayment dates and at the repayment prices (in each case expressed as a percentage of the principal amount) as set forth below:

Repayment date	Repayment price
November 12, 2026	98.000%
May 12, 2027	98.000%
November 12, 2027	98.000%
May 12, 2028	98.000%
November 12, 2028	98.000%
May 12, 2029	98.000%
November 12, 2029	98.000%
May 12, 2030	98.000%
November 12, 2030	98.000%
May 12, 2031	98.000%
November 12, 2031	99.000%
May 12, 2032	99.000%
November 12, 2032	99.000%
May 12, 2033	99.000%
November 12, 2033	99.000%
May 12, 2034	99.000%
November 12, 2034	99.000%
May 12, 2035	99.000%
November 12, 2035	99.000%
May 12, 2036	99.000%
November 12, 2036	100.000%

and on November 12 of every second year thereafter, through and including November 12, 2072, at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the repayment date.

In order for a Note to be repaid at the option of a Holder, the Trustee must receive, at least 30 but not more than 60 days before the optional repayment date,

(1)	the Note with the form entitled “Option to Elect Repayment” on the reverse of the Note duly completed; or

(2)

a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States which must set forth:

a)	the name of the Holder of the Note;

b)	the principal amount of the Note;

c)	the principal amount of the Note to be repaid;

d)	the certificate number, CUSIP number or a description of the tenor and terms of the Note; and

e)

a statement that the option to elect repayment is being exercised and a guarantee that the Note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, shall be received by the Trustee not later than the fifth business day after the date of that facsimile transmission or letter.

The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note but, in that event, the principal amount of the Note remaining outstanding after repayment must be in an authorized denomination.

VIII. If a tax event (as defined herein) occurs, the Company shall have the right to shorten the maturity of the Notes, without the consent of the Holders of the Notes,

a)

to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the maturity, interest paid on the Notes will be deductible for U.S. federal income tax purposes; or

b)	if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain our interest deduction,

in each case, to the extent deductible under current law, as determined in good faith by the Company’s Board of Directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the Notes on that new maturity date shall be equal to 100.000% of the principal amount of the Notes, together with any accrued and unpaid interest thereon to but excluding that new maturity date.

If the Company elects to exercise its right to shorten the maturity of the Notes when a tax event occurs, the Company shall give notice to each Holder of the Notes not more than 60 days after the occurrence of the tax event, stating the new maturity date of the Notes. If the Notes are solely registered in the name of Cede & Co. and traded through DTC, then such notice shall be delivered to DTC, and transmitted by DTC in accordance with its practices.

“Tax event” means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:

a)	any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

b)

any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or

c)

any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after November 12, 2025, there is more than an insubstantial increase in the risk that interest the Company pays on the Notes is not, or will not be, deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

For the avoidance of doubt, following the exercise by the Company of its right to shorten the maturity of the Notes when a tax event occurs, any references to “maturity date” herein shall refer to the new maturity date of the Notes.

IX. The Notes shall not be entitled to the benefit of any mandatory redemption or sinking fund.

X. The Notes shall be issued only in denominations of $1,000 and integral multiples thereof.

XI. The Trustee, Paying Agent and Security Registrar and the Calculation Agent for the Notes shall initially be Deutsche Bank Trust Company Americas.

XII. Upon issuance, the Notes of each series shall be represented by one or more global Securities representing all of the aggregate principal amount of such Notes and shall be registered in the name of the nominee of DTC, which will act as depositary. DTC, or any successor depositary for the Notes permitted by the terms of the Indenture, this Officer’s Certificate and the Notes, is hereinafter referred to as the “Depositary.” Except as set forth in the Indenture, owners of beneficial interests in the Notes shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive Notes in definitive form and shall not be considered Holders of Notes under the Indenture. Notwithstanding any other provisions of the Indenture, this Officer’s Certificate or the Notes, unless and until exchanged in whole or in part for the individual Securities represented thereby, the global Security or Securities representing all or a portion of the Notes of the applicable series may not be transferred except, as provided in Section 3.05 of the Indenture, by the Depositary to another nominee of the Depositary for the Notes, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary.

XIII. The Notes shall be defeasible pursuant to Section 4.03 of the Indenture.

XIV. The issue price of the Notes to public shall be 100.000% of the principal amount thereof.

XV. The underwriters’ commission or discount as a percentage of the principal amount of the Notes shall be 1.000% of the principal amount thereof.

Furthermore, we hereby approve the form of and authorize the execution and delivery of the Notes substantially in the form attached hereto as Exhibit A.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on behalf of the Company as of this 12th day of November, 2025.

By:	/s/ James R. Chapman
Name: James R. Chapman
Title: Vice President, Treasurer and Investor Relations

[Signature Page to Officer’s Certificate pursuant to Sections 3.01 and 3.03 of the Indenture]

EXHIBIT A

[Form of Floating Rate Note due 2075]

[Face of Security]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF.

THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

EXXON MOBIL CORPORATION

No. [ ]	$[ ]
CUSIP / ISIN : 30231G BR2 / US30231GBR20

EXXON MOBIL CORPORATION, a corporation duly organized and existing under the laws of the State of New Jersey (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] UNITED STATES DOLLARS on November 12, 2075 and to pay interest thereon from November 12, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 12, May 12, August 12 and November 12 of each year, commencing on February 12, 2026, at a floating rate per annum equal to Compounded SOFR (as defined on the reverse hereof) minus 0.450% (negative 0.450%, the “Margin”), computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined on the reverse hereof), until the principal hereof is paid or made available for payment. If any Interest Payment Date falls on a day that is not a Business Day, the Company shall make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the maturity date, a redemption date or a repayment date) the Company shall make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest shall accrue as a result of the delay in payment. If the maturity date, a redemption date or a repayment date of the Securities of this series falls on a day that is not a Business Day, the payment due on such date shall be postponed to the next succeeding Business Day, and no further interest shall accrue in respect of such postponement.

The interest so payable, and timely paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest next preceding such Interest Payment Date, which shall be January 28, April 27, July 28 and October 28, as the case may be (whether or not a Business Day).

On each Interest Payment Determination Date (as defined on the reverse hereof) relating to the applicable Interest Payment Date, the Calculation Agent shall calculate the amount of accrued interest payable on the Securities of this series by multiplying (i) the outstanding principal amount of the Securities of this series by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event shall the interest rate on the Securities of this series be less than zero.

The term “interest period,” with respect to the Securities of this series, means (i) the period from and including any Interest Payment Date (or, with respect to the initial interest period only, from and including November 12, 2025) to but excluding the next succeeding Interest Payment Date, (ii) in the case of the last such period, the period from and including the Interest Payment Date immediately preceding the maturity date to but excluding the maturity date, or (iii) in the event of any redemption or repayment of the Securities of this series, the period from and including the Interest Payment Date immediately preceding the applicable redemption or repayment date to but excluding such date.

Except as otherwise provided in the Indenture, any such interest not so timely paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security shall be made at the office or agency of the Company maintained for that purpose, pursuant to the Indenture, which shall initially be the Corporate Trust Office of the Trustee located at 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt; provided, however, (a) in the case of Securities in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee, payment of the principal of (and premium, if any) and interest shall be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Security, and (b) in the case of other Securities, at the option of the Company payment of the principal of (and premium, if any) and interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 12, 2025

EXXON MOBIL CORPORATION

By:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated: November 12, 2025

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Title:Authorized Signatory

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of March 20, 2014 between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by a first supplemental indenture dated as of June 26, 2020 between the Company and the Trustee, and as further supplemented by the Officer’s Certificate setting forth the terms of the Securities dated as of the date hereof (herein collectively called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$111,949,000, subject to (i) the Company’s right from time to time, without giving notice to or seeking the consent of the Holders of the Securities, to issue an unlimited amount of additional securities in one or more series having the same ranking and the same interest rate, maturity and other terms as the Securities other than issue date, issue price and the payment of interest accruing prior to the issue date of the additional securities (such additional securities having such similar terms, together with the Securities of this series, constituting a single issue of Securities under the Indenture); provided that if such additional securities are not fungible with the then-outstanding Securities of this series for U.S. federal income tax purposes, the additional securities shall have a separate CUSIP, ISIN or other identifying number, as applicable, and (ii) Securities of this series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to the provisions of the Indenture. The Securities of this series are issuable as Securities only in registered form, without coupons in denominations of $1,000 or integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Security or Securities to be exchanged at any office or agency described below where Securities of this series may be presented for registration of transfer.

Compounded SOFR

“Compounded SOFR” shall be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” = For periods other than the initial interest period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial interest period, the SOFR Index value on November 7, 2025;

“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final interest period, relating to the maturity date, or in the case of a redemption or repayment of the Securities of this series, relating to the applicable redemption or repayment date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR:

“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Interest Payment Date (or, in the final interest period, before the maturity date or, in the case of a redemption or repayment of the Securities of this series, before the applicable redemption or repayment date).

“Observation Period” means, in respect of each interest period, the period from and including the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to but excluding the date that is two U.S. Government Securities Business Days preceding the Interest Payment Date for such interest period (or, in the final interest period, preceding the maturity date or, in the case of a redemption or repayment of the Securities of this series, preceding the applicable redemption or repayment date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day, the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that if a SOFR Index value does not so appear as specified above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below, or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding anything to the contrary in the documentation relating to the Securities of this series, if the Company (or its designee) determines on or prior to the relevant Reference Time (as defined herein) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” shall thereafter apply to all determinations of the rate of interest payable on the Securities of this series.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Securities of this series shall be an annual rate equal to the sum of the Benchmark Replacement and the Margin.

SOFR Index Unavailable Provisions

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR averages, and definitions required for such formula, published on the SOFR Administrator’s Website, initially located at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Company (or its designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark (as defined herein) on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes relating to the Securities of this series in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its designee) shall have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its designee) pursuant to the benchmark replacement provisions described in this subsection “—Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, shall be made in the Company’s (or its designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Securities of this series, shall become effective without consent from the Holders of the Securities of this series or any other party.

Certain Defined Terms. As used herein, the following terms have the following meanings:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its designee) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin specified herein and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Securities of this series.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of “interest period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company (or its designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its designee) determines is reasonably necessary or practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Any or all of the Securities of this series may be redeemed at the Company’s option at any time or from time to time, in amounts of $1,000 or any multiple of $1,000 in excess thereof, at the following redemption prices (in each case expressed as a percentage of the principal amount), if redeemed during the twelve-month periods beginning on November 12 as set forth below:

Twelve-month period beginning on	Redemption price
November 12, 2055	105.000%
November 12, 2056	104.500%
November 12, 2057	104.000%
November 12, 2058	103.500%
November 12, 2059	103.000%
November 12, 2060	102.500%
November 12, 2061	102.000%
November 12, 2062	101.500%
November 12, 2063	101.000%
November 12, 2064	100.500%
November 12, 2065	100.000%

and thereafter at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the redemption date.

The Company shall send notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered Holder of the Securities of this series to be redeemed, with such notice to be sent in accordance with the provisions of the Indenture. Once notice of redemption is sent, the Securities of this series called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, subject to any conditions precedent specified in such notice.

On and after the redemption date, interest shall cease to accrue on the Securities of this series or any portion of the Securities of this series called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company shall deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the Securities of this series to be redeemed on that date. If less than all of the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee pro rata, by lot, or by such other method the Trustee deems to be fair and appropriate, in each case in accordance with the applicable procedures of DTC.

The Securities of this series shall be repayable at the option of a Holder of the Securities of this series, in whole or in part, on the repayment dates and at the repayment prices (in each case expressed as a percentage of the principal amount) as set forth below:

Repayment date	Repayment price
November 12, 2026	98.000%
May 12, 2027	98.000%
November 12, 2027	98.000%
May 12, 2028	98.000%
November 12, 2028	98.000%
May 12, 2029	98.000%
November 12, 2029	98.000%
May 12, 2030	98.000%
November 12, 2030	98.000%
May 12, 2031	98.000%
November 12, 2031	99.000%
May 12, 2032	99.000%
November 12, 2032	99.000%
May 12, 2033	99.000%
November 12, 2033	99.000%
May 12, 2034	99.000%
November 12, 2034	99.000%
May 12, 2035	99.000%
November 12, 2035	99.000%
May 12, 2036	99.000%
November 12, 2036	100.000%

and on November 12 of every second year thereafter, through and including November 12, 2072, at 100.000% of the principal amount, in each case, together with any accrued and unpaid interest thereon to but excluding the repayment date.

In order for a Security of this series to be repaid at the option of a Holder, the Trustee must receive, at least 30 but not more than 60 days before the optional repayment date,

(1)	the Security of this series with the form entitled “Option to Elect Repayment” on the reverse of the Security of this series duly completed; or

(2)

a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States which must set forth:

a)	the name of the Holder of the Security of this series;

b)	the principal amount of the Security of this series;

c)	the principal amount of the Security of this series to be repaid;

d)	the certificate number, CUSIP number or a description of the tenor and terms of the Security of this series; and

e)

a statement that the option to elect repayment is being exercised and a guarantee that the Security of this series to be repaid, together with the duly completed form entitled “Option to Elect Repayment” included herein, shall be received by the Trustee not later than the fifth business day after the date of that facsimile transmission or letter.

The repayment option may be exercised by the Holder of a Security of this series for less than the entire principal amount of the Security of this series but, in that event, the principal amount of the Security of this series remaining outstanding after repayment must be in an authorized denomination.

If a tax event (as defined herein) occurs, the Company shall have the right to shorten the maturity of the Securities of this series, without the consent of the Holders of the Securities of this series,

a)

to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the maturity, interest paid on the Securities of this series will be deductible for U.S. federal income tax purposes; or

b)	if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain our interest deduction,

in each case, to the extent deductible under current law, as determined in good faith by the Company’s Board of Directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the Securities of this series on that new maturity date shall be equal to 100.000% of the principal amount of the Securities of this series, together with any accrued and unpaid interest thereon to but excluding that new maturity date.

If the Company elects to exercise its right to shorten the maturity of the Securities of this series when a tax event occurs, the Company shall give notice to each Holder of the Securities of this series not more than 60 days after the occurrence of the tax event, stating the new maturity date of the Securities of this series. If the Securities of this series are solely registered in the name of Cede & Co. and traded through DTC, then such notice shall be delivered to DTC, and transmitted by DTC in accordance with its practices.

“Tax event” means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:

a)	any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

b)

any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or

c)

any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after November 12, 2025, there is more than an insubstantial increase in the risk that interest the Company pays on the Securities of this series is not, or will not be, deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

For the avoidance of doubt, following the exercise by the Company of its right to shorten the maturity of the Securities of this series when a tax event occurs, any references to “maturity date” herein shall refer to the new maturity date of the Securities of this series.

Subject to certain conditions set forth in the Indenture, the Company at any time may discharge or defease some of or all of its obligations under this Security and the Indenture in accordance with Section 4.03 of the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice at the Corporate Trust Office of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series and all other affected series shall have made written request to the Trustee to institute such proceeding as trustee (and offered security or indemnity satisfactory to the Trustee), and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of all affected series a direction inconsistent with such request and shall have failed to institute such proceedings within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and any interest on such Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. The Company and the Trustee shall be entitled to request an opinion of counsel providing that the transfer complies with applicable securities laws.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Notwithstanding anything in the Indenture or in the terms of this Security to the contrary, the exchange of this Security for a Security shall be subject to satisfaction of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be required to exchange this Security for a Security if (a) as a result thereof and in the Company’s judgment, the Company would incur adverse consequences under then applicable United States Federal income tax laws and (b) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officer’s Certificate and an Opinion of Counsel as to the matters set forth in clause (a) above.

The Trustee, Paying Agent and Security Registrar and the Calculation Agent for the Securities of this series shall initially be Deutsche Bank Trust Company Americas.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[Remainder of This Page Intentionally Left Blank]

EXXON MOBIL CORPORATION

(herein referred to as the “Company”)

FLOATING RATE NOTES DUE 2075

OPTION TO ELECT REPAYMENT

If you elect to have this Security purchased by the Company pursuant to the terms thereof,

•	check this box: ☐; and

•	state the principal amount of this Security: $____________.

If you want to elect to have only part of this Security purchased by the Company pursuant to the terms thereof,

•	check this box: ☐;

•	state the principal amount (must be in denominations of $1,000 or an integral multiple of $1,000 in excess thereof): $____________; and

•	state the principal amount (must be in denominations of $1,000 or an integral multiple of $1,000 in excess thereof) remaining after such repurchase: $____________.

Date:	_________________
By:	_________________
Name:	_________________
Title:	_________________
Signature Guarantee: _________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any
Address